EXHIBIT 1.02



                                   PROTOSOURCE

                                       AND

                     KASHNER DAVIDSON SECURITIES CORPORATION

                                  UNDERWRITER'S
                                WARRANT AGREEMENT


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        Underwriter's WARRANT AGREEMENT dated as of _________________by and between ProtoSource (the "Company") and Kashner Davidson Securities Corporation (the "Underwriter").

                              Preliminary Statement


        The Underwriter has agreed, pursuant to an underwriting agreement (the "Underwriting Agreement") dated ____________________, 2001, between the Underwriter and the Company, to act as the Underwriter in connection with the Company's proposed initial public offering of 1,000,000 units ("Units") consisting of 2,000,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock") and 1,000,000 class B Redeemable Common Stock Purchase Warrant (the "Warrants"), at an initial public offering price of $_______ per Unit (the "Initial Public Offering").

        The Company proposes to issue to the Underwriter at the closing of the Initial Public Offering as part of the Underwriter's compensation in connection therewith, warrants (the "Underwriter's Warrants") to purchase an aggregate of 100,000 Units. The Warrants being offered in the Initial Public Offering and the Warrants purchasable upon exercise of the Underwriter's Warrants will be identical in all respects and will be issued pursuant to, and governed by, the provisions of a Warrant Agreement among the Company, the Underwriter and Corporate Stock Transfer Co., as Warrant Agent (the "Warrant Agreement").


        NOW, THEREFORE, in consideration of the premises, the payment by the Underwriter to the Company of Ten Dollars ($10.00), the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


        1. Grant. The Holders (as defined in Section 3 below) are hereby granted the right to purchase, at any time from ______________, 2001 until 5:00 p.m., New York City time, on _____________, 2005 an aggregate of 60,000shares of Common Stock and/or 60,000 Warrants, at an initial purchase price of $_______ per Unit (subject to adjustment as provided in Section 6 hereof) (165% of the Initial Public Offering price of the Units), subject to the terms and conditions of this Agreement.


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     2. Warrant Certificates. The warrant certificates (the "Underwriter's
Warrant Certificates") to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as required or permitted by this Agreement.

     3. Exercise of Underwriter's Warrants. The Underwriter's Warrants are exercisable during the term set forth in Section 1 hereof and the Purchase Price (as hereinafter defined) is payable by certified or cashier's check or money order payable in lawful money of the United States. Upon surrender of an Underwriter's Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Purchase Price for the Units issuable upon exercise thereof (and such other amounts, if any, arising pursuant to Section 4 hereof) at the Company's principal office in New York (presently located at 2300 Tulare Street, Suite 210, Fresno, California 93721), the registered holder of an Underwriter's Warrant Certificate ("Holders" or "Holders") shall be entitled to receive a certificate or certificates for the Units so purchased. The purchase rights represented by each Underwriter's Warrant Certificate are exercisable at the option of the Holders thereof, in whole or in part, as to the whole number of shares of Common Stock or Warrants purchasable therewith (but not as to fractions thereof). In the case of the purchase of less than all the shares of Common Stock or Warrants purchasable upon the exercise of the Underwriter's Warrants represented by an Underwriter's Warrant Certificate, the Company shall cancel the Underwriter's Warrant Certificate represented thereby upon the surrender thereof and shall execute and deliver a new Underwriter's Warrant Certificate of like tenor for the number of Underwriter's Warrants which have not been exercised.

     4. Issuance of Certificates. Upon the exercise of the Underwriter's Warrants and payment of the Purchase Price therefor, the issuance of certificates representing the shares of Common Stock or Warrants issuable upon exercise thereof, shall be made forthwith (and in any event within five (5) business days thereafter) without further charge to the Holder thereof, and such certificates shall (subject to the provisions of Sections 5 and 7 hereof) be issued in the name of, or in such names as may be directed by, the Holder

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thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Underwriter's Warrant Certificates and the certificates representing the shares of Common Stock or Warrants (and such other securities, property or rights as may be represented by certificates) issuable upon exercise thereof shall be executed on behalf of the Company by the manual or facsimile signature of the then Chairman or Vice Chairman of the Board of Directors, Chief Executive Officer, President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then Secretary or Assistant Secretary or Treasurer or Assistant Treasurer of the Company. Underwriter's Warrant Certificates shall be dated the date of issuance thereof by the Company upon initial issuance, transfer or exchange, or in lieu of mutilated, lost, stolen or destroyed Underwriter's Warrant Certificates.

     5. Restriction On Transfer of Underwriter's Warrants. The Holder of an Underwriter's Warrant Certificate (and its Permitted Transferees, as defined below), by its acceptance thereof, covenants and agrees that the Underwriter's Warrants are being acquired as an investment and not with a view to the distribution thereof; that the Underwriter's Warrants may be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, to any person (a "Permitted Transferee"), provided such transfer, assignment, hypothecation or other disposition is made in accordance with the provisions of the Securities Act of 1933, as amended (the "Act"); and provided, further, that until ____________, 2001 [one year following the effective date of the Public Offering] only officers and partners of the Underwriter, or any selling group member in the Public Offering and their respective officers and partners, shall be Permitted Transferees.

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     6. Purchase Price.

     The initial purchase price of the Units issuable upon exercise of the Underwriters' Warrants shall be $_____ per Unit [165% of the Public Offering Price]. The Unit Purchase Price shall be subject to adjustment in accordance with the provisions of Section 9 of the Warrant Agreement, which provisions are hereby incorporated by reference herein and made a part hereof.

     7. Registration Rights.

     (a) Registration Under the Securities Act of 1933. The Underwriter's Warrants have not been registered under the Act. The Underwriter's Warrant Certificates shall bear the following legend:


          The securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Act"), and may not be offered for sale or sold except pursuant to (i) an effective registration statement under the Act, or (ii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under such Act is available.

     (b) Demand Registration. (i) At any time commencing one (1) year and expiring seven (7) years after the effective date of the Company's Registration Statement relating to the Public Offering (the "Effective Date"), the Holders of a majority (as hereinafter defined) of the shares of Common Stock purchased and purchasable upon exercise of the Underwriter's Warrants and the Warrants purchasable therewith shall have the right, exercisable by written notice to the Company, to have the Company prepare and file with the Securities and Exchange Commission (the "Commission"), solely on one (1) occasion, a registration statement on Form SB-2 (or other appropriate form), and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Holders, in order to comply with the provisions of the Securities Act, so as to permit a public offering and sale for a period of nine (9) months of the shares of Common Stock and Warrants purchased or purchasable by such Holders and any other Holders of the Underwriter's Warrants

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upon exercise of the Underwriter's Warrants and the Warrants purchasable therewith ( such shares of Common Stock and Warrants being hereinafter referred to as the "Registrable Securities"). The Holders of the Underwriter's Warrants may demand registration without exercising the Underwriter's Warrants. The Company covenants and agrees to give written notice of any registration request under this Section 7(b) to all other registered Holders of the Underwriter's Warrants and the Registrable Securities within ten (10) days from the date of the receipt of any such registration request and upon the written request of any Holder within fifteen (15) days after receipt of such notice to include in such registration statement, the Registrable Securities of such Holder. As used herein, the term "Majority" in reference to the Holders of the Underwriter's Warrants shall mean in excess of fifty percent (50%) of the shares of Common Stock issued or issuable upon exercise of the Underwriter's Warrants and the Warrants purchasable therewith that (i) are not held by the Company, an affiliate, officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith, or (ii) have not been resold to the public pursuant to a registration statement filed with the Commission under the Act.

     (c) Piggyback Registration. If, at any time within the period commencing one (1) year and expiring five (5) years after the Effective Date, the Company should file a registration statement with the Commission under the Securities Act (other than in connection with a merger or other business combination transaction or pursuant to Form S-8) it will give written notice by registered mail, at least thirty (30) calendar days prior to the filing of each such registration statement, to the Underwriter and to all other Holders of the Registrable Securities. If the Holders of the Registrable Securities notify the Company within twenty (20) calendar days after receipt of any such notice of its or their desire to include any Registrable Securities in such proposed registration statement, the Company shall afford the Holders of the Registrable Securities the opportunity to have such Registrable Securities included in such registration statement, unless the Underwriter for each proposed objects to the inclusion of the Registrable Securities in such registration statement. However, in such event, the Company will, within six (6) months of completion of such

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underwritten offering, file at the expense of the Company, a registration statement so as to permit a public offering and sale of the Registrable Securities so excluded for a period of nine (9) months, which shall be in addition to any registration statement required to be filed pursuant to Section 7(b). Notwithstanding the provisions of this Section 7(c) and the provisions of
Section 7(d), the Company shall have the right at any time after it shall have given written notice pursuant to this Section 7(c) (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file the registration statement as to which it gave notice to the holders of the Registrable Securities, or to withdraw the same after the filing but prior to the effective date thereof.

     (d) Covenants of the Company With Respect to Registration. In connection with any registrations under Sections 7(b) and 7(c) hereof, the Company covenants and agrees as follows:

         (1) The Company shall use its best efforts to file a registration statement within forty-five (45) calendar days of receipt of any demand therefor pursuant to section 7(b); provided, however, that the Company shall not be required to produce audited or unaudited financial statements for any period prior to the date such financial statements are required to be filed in a report on Form 10-KSB or Form 10-QSB, as the case may be. The Company shall use its best efforts to have any registration statement declared effective at the earliest possible time, and shall furnish each Holder desiring to sell Registrable Securities such number of prospectuses as shall reasonably be requested.

         (2) The Company shall pay all costs (excluding fees and expenses of Holders' counsel and any underwriting discounts or selling fees, expenses or commissions), fees and expenses in connection with any registration statement filed pursuant to Sections 7(b) and 7(c) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses. If the Company shall fail to comply with the provisions of Section 7(d), the Company shall, in addition to any other equitable or other relief available to the Holders, be liable for any or all incidental and special damages and damages due to loss of profit sustained by the Holders requesting registration of their Registrable Securities.

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         (3) The Company will take all necessary action which may be required to qualify or register the Registrable Securities included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holders, provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

         (4) The Company shall indemnify the Holders of the Registrable Securities to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, arising from such registration statement, but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriter contained in Section 8 of the Underwriting Agreement, and the Holders shall indemnify the Company to the same extent and with the same effect as the provisions pursuant to which the Underwriter have agreed to indemnify the Company.

         (5) The Holders of the Registrable Securities to be sold pursuant to a registration statement, and their successors and assigns, shall indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability to which they may become subject under the Securities Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 8 of the Underwriting Agreement pursuant to which the Underwriter have agreed to indemnify the Company.

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         (6) Nothing contained in this Agreement shall be construed as requiring the Holders to exercise their Underwriter's Warrants (or the Warrants purchasable upon exercise thereof) prior to the initial filing of any registration statement or the effectiveness thereof.

         (7) The Company shall not be entitled to include any securities other than the Registrable Securities in any registration statement filed pursuant to
Section 7(b) hereof without the prior written consent of the Holders of a Majority of the Registrable Securities.

         (8) The Company shall furnish to a designated Underwriter of the Holders participating in the offering and to each Underwriter, if any, a signed counterpart, addressed to such Holder or Underwriter of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and if such registration relates to an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (ii) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration relates to an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement (the "Accountants"), in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' "cold comfort" letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in "cold comfort" letters, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in "cold comfort" letters delivered to Underwriter in underwritten public offerings of securities.

         (9) The Company shall as soon as practicable after the effective date of the registration statement make "generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with Section ll(a) of the Securities Act and covering

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a period of at least 12 consecutive months beginning after the effective date of the registration statement.

         (10) The Company shall deliver promptly to each Holder participating in the offering requesting the correspondence described below and any managing Underwriter copies of all correspondence between the Commission and the Company, its counsel or Accountants with respect to the registration statement and permit each Holder and Underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. ("NASD"). Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and accountants, all to such reasonable extent and at such reasonable times and as often as any such Holder shall reasonably request.


         (11) The Company shall enter into an underwriting agreement with the managing underwriter selected for such underwriting by Holders holding a Majority of the Registrable Securities requested to be included in such underwriting; provided, however, that (i) such managing underwriter shall be reasonably acceptable to the Company, except that in connection with an offering for which the Holders have piggyback rights, the Company shall have the sole right to select the managing underwriter, and (ii) the Holders shall be responsible for any selling fees or commissions in connection with such underwriting. Such underwriting agreement shall be satisfactory in form and substance to the Company, a Majority of such Holders and such managing underwriter, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Registrable Securities and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriter shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to

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or agreements with the Company or the underwriter except as they may relate to such Holders and their intended methods of distribution.

         (e) Further Registrations. The Company will cooperate with the Holders of the Registrable Securities in preparing and signing any registration statement, in addition to the registration statements discussed above, required in order to sell or transfer the Underwriter's Securities and will supply all information required therefor, but such additional registration statement expenses or offering statement expenses will be prorated between the Company and the Holders of the Registrable Securities according to the aggregate sales price of the securities being issued. The provisions of Section 7(d) shall apply to any such registration statement.

         8. Exchange and Replacement of Warrant Certificates. Each Underwriter's Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holders at the principal executive office of the Company, for a new Underwriter's Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of shares of Common Stock and/or Warrants in such denominations as shall be designated by the Holders thereof at the time of such surrender. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Underwriter's Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Underwriter's Warrant Certificates, if mutilated, the Company will make and deliver a new Underwriter's Warrant Certificate of like tenor, in lieu thereof.

         9. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Underwriter's Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests; provided, however, that if a Holder exercises all Underwriter's Warrants held of record by such Holder,

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the fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock.

        10. Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Underwriter's Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of Underwriter's Warrants and payment of the Purchase Price therefor, all the shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. The Company further covenants and agrees that as long as the Underwriter's Warrants shall be outstanding, the Company shall use its best efforts to cause the Common Stock and Warrants to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock and the Warrants issued in the Initial Public Offering may then be listed or quoted.

         11. Adjustment of Purchase Price and Number of Shares. (a) Subdivision and Combination. In case of the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Purchase Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

         (b) Adjustment in Number of Shares. Upon each adjustment of the Purchase Price pursuant to the provisions of this Article 11, the number of Shares issuable upon the exercise of each Warrant shall be adjusted to the nearest full Share by multiplying a number equal to the Purchase Price in effect immediately prior to such adjustment by the number of Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Purchase Price.

         (c) Reclassification, Consolidation, Merger, etc. In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as

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a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holder shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holder were the owner of the shares of Common Stock underlying the Warrants immediately prior to any such events at a price equal to the product of (x) the number of shares issuable upon exercise of the Warrants and (y) the Purchase Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holder had exercised the Warrants.

         (d) No Adjustment of Purchase Price in Certain Cases. Notwithstanding anything herein to the contrary, no adjustment of the Purchase Price shall be made:

             (i) Upon the issuance or sale of the Warrants, or the shares of Common Stock issuable upon the exercise of the Warrants;


             (ii) Upon the issuance or sale of shares of Common Stock issued by the Company in the public offering of its Shares being purchased concurrently herewith;

             (iii) Upon (i) the issuance of options pursuant to the Company's employee stock option plan in effect on the date hereof or the sale by the Company of any shares of Common Stock pursuant to the exercise of any such

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options, or (ii) the sale by the Company of any shares of Common Stock pursuant to the exercise of any options or warrants previously issued and outstanding on the date hereof.

             (iv) If the amount of said adjustment shall be less than two cents
(24) per Share, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least two cents (24) per Share.

         (e) Dividends and Other Distributions with Respect to Outstanding Securities. In the event that the Company shall at any time prior to the exercise of all Warrants declare a dividend (other than a dividend consisting solely of shares of Common Stock or a cash dividend or distribution payable out of current or retained earnings) or otherwise distribute to its shareholders any monies, assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another person or entity, or any other thing of value, the Holders of the unexercised Warrants shall thereafter be entitled, in addition to the shares of Common Stock or other securities receivable upon the exercise thereof, to receive, upon the exercise of such Warrants, the same monies, property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Subsection 11(e).

         (f) Subscription Rights for Shares of Common Stock or Other Securities. In the case that the Company or an affiliate of the Company shall at any time after the date hereof and prior to the exercise of all the Warrants issue any

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rights to subscribe for shares of Common Stock or any other securities of the
Company or of such affiliate to all the shareholders of the Company, the Holders of the unexercised Warrants shall be entitled, in addition to the shares of Common Stock or other securities receivable upon the exercise of the Warrants, to receive such rights at the time such rights are distributed to the other shareholders of the Company.

         12. Notices to Underwriter's Warrant Holders. Nothing contained in this Agreement shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Underwriter's Warrants and their exercise, any of the following events shall occur:

             (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

             (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

             (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed; then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity

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of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

         13. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

             (a) If to the registered Holders of the Underwriter's Warrants, to the address of such Holders as shown on the books of the Company; or

             (b) If to the Company to the address set forth in Section 3 hereof or to such other address as the Company may designate by notice to the Holders.

         14. Supplements and Amendments. The Company and the Underwriter may from time to time supplement or amend this Agreement without the approval of any Holders of Underwriter's Warrant Certificates (other than the Underwriter) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Underwriter may deem necessary or desirable and which the Company and the Underwriter deem shall not adversely affect the interests of the Holders of Underwriter's Warrant Certificates.

         15. Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Underwriter, the Holders and their respective successors and assigns hereunder.

         16. Termination. This Agreement shall terminate at the close of business on __________________, 2007. Notwithstanding the foregoing, the indemnification provisions of Section 7 shall survive such termination until the close of business on the expiration of any applicable statute of limitations.

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         17. Governing Law: Submission to Jurisdiction. This Agreement and each
Underwriter's Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said state without giving effect to the rules of said state governing the conflicts of laws. The Company, the Underwriter and the Holders hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company, the Underwriter and the Holders hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be served upon any of the Company, the Underwriter and the Holders (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 12 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim.

         18. Entire Agreement; Modification. This Agreement (including the Underwriting Agreement, to the extent portions thereof are referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and thereof. Subject to Section ___, this Agreement may not be modified or amended except by a writing duly signed by the Company and the Holders of a Majority of the Registrable Securities.

         19. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

         20. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

         21. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Underwriter and any other registered Holders of the Underwriter's Warrant Certificates or Registrable Securities any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company and the Underwriter and any other Holders of the Underwriter's Warrant Certificates or Registrable Securities.

         22. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

         23. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company, the Underwriter and their respective successors and assigns and the Holders from time to time of the Underwriters' Warrant Certificates. IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                       PROTOSOURCE


                                       By:  /s/  William Conis
                                          ----------------------------------
                                                 William Conis
                                                 Chief Executive Officer


                                       KASHNER DAVIDSON SECURITIES
                                       CORPORATION


                                       By:
                                          ------------------------------

                                                President

                                    EXHIBIT A


                                   PROTOSOURCE

                               WARRANT CERTIFICATE


THE SECURITIES ISSUABLE UPON EXERCISE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANT REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

             EXERCISABLE COMMENCING __________________, 2000 THROUGH
              5:00 P.M., NEW YORK CITY TIME ON _____________, 2005


No. UW-1                                                        100,000 Warrants

     This Warrant Certificate certifies that Kashner Davidson Securities Corporation, or registered assigns, is the registered holder of 100,000 Warrants to purchase initially, at any time from __________________, 2000 until 5:00 p.m., New York City time on __________________ (the "Expiration Date"), 200,000 fully paid and non-assessable shares of Common Stock, $.001 par value (the "Common Stock"), of ProtoSource, a California corporation (the "Company") at a purchase price of $_____ per share (the "Common Stock Purchase Price"), and 100,000 Redeemable Common Stock Purchase Warrants ("Warrants") of the Company at the purchase price of $_____ per Warrant (the "Warrant Purchase Price"), upon the surrender of this Warrant Certificate and payment of the applicable Purchase Price at an office or agency of the Company, but subject to the conditions set forth herein and in the warrant agreement dated as of _____________, 2000 (the "Warrant Agreement") between the Company and Kashner Davidson Securities Corporation (the "Underwriter"). Payment of the applicable Purchase Price shall be made by certified or cashier's check or money order payable to the order of the Company.


     No Warrant may be exercised after 5:00 p.m., New York City time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement between the Company and the Underwriter, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

     The Warrant Agreement provides that upon the occurrence of certain events the respective Purchase Prices and the type and/or number of the Company's securities issuable upon the exercise of this Warrant, may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Purchase Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

     Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange as provided herein, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

     Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

     The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this certificate this ____ day of __________________, 2000.

                                       PROTOSOURCE

                                       By:  /s/  William Conis
                                          ------------------------------------
                                                 William Conis
                                                 Chief Executive Officer

ATTEST

By:
   ---------------------------
         Secretary

                               FORM OF ASSIGNMENT
                               ------------------

             (To be executed by the registered holder if such holder
                  desires to transfer the Warrant Certificate.)

           FOR VALUE RECEIVED hereby sells, assigns and transfers unto

                  (Please print name and address of transferee)
                  ---------------------------------------------



this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint his or its attorney-in-fact to transfer the within Warrant Certificate on the books of ProtoSource, with full power of substitution.

Dated:
      -----------------------------    ---------------------------------------
                                       Signature

                                       (Signature must conform in all respects
                                       to the name of holder as specified
                                       on the face of the Warrant
                                       Certificate.)



                                       (Insert Social Security or Other
                                       Identifying Number of Holder)

                          FORM OF ELECTION TO PURCHASE

The undersigned hereby irrevocably elects to exercise the right represented by this Warrant Certificate to purchase:

                        ___________shares of Common Stock

                        ___________Redeemable Common Stock Warrants

and herewith tenders in payment for such securities a certified or cashier's check or money order payable to the order of ProtoSource in the amount of $__, all in accordance with the terms hereof. The undersigned requests that certificates for such securities be registered in the name of whose address is and that such certificates be delivered to whose address is
________________________________________________________.



Dated:
      ------------------------          ------------------------------------
                                        Signature

                                        (Signature must conform in all respects
                                        to the name of holder as specified on
                                        the face of the Warrant Certificate.)




                                        (Insert Social Security or Other
                                        Identifying Number of Holder)